UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2026

Bowman Consulting Group Ltd.

(Exact name of registrant as specified in its charter)

Delaware	001-40371	54-1762351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12355 Sunrise Valley Drive, Suite 520

Reston, Virginia 20191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 464-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BWMN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2026, Bowman Consulting Group Ltd. (“Bowman” or the “Company”) announced that Gary Bowman intends to retire from the Company and resign as a director of the Company later in 2026.

In connection therewith and pursuant to the terms of the Executive Employment Agreement, dated as of April 27, 2021, between the Company and Mr. Bowman (as amended, the “Bowman Employment Agreement”), on February 12, 2026, Mr. Bowman delivered a notice of non-renewal (the “Notice”) to the Company. As a result, the term of the Bowman Employment Agreement will not automatically renew following its expiration on December 31, 2026. In addition, under the Bowman Employment Agreement, Mr. Bowman will resign from the Company’s board of directors not later than the expiration of his term of employment. Mr. Bowman will be entitled to receive certain payments and benefits under the terms of the previously filed Bowman Employment Agreement in connection with such non-renewal, including fully accelerated vesting and immediate lapse of restrictions on the unvested portion of any equity awards previously granted to Mr. Bowman. The board of directors of the Company has initiated a formal search for Mr. Bowman’s successor, to include both internal and external candidates. Mr. Bowman intends to continue to serve as the Company’s Chief Executive Officer and as a director until a successor is appointed, following which Mr. Bowman is expected to serve as a senior advisor to the Company with the goal of supporting an orderly transition process. Mr. Bowman’s decision to retire and resign was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On February 12, 2026, the Company and Bruce Labovitz, the Company’s Chief Financial Officer, entered into an Amended and Restated Executive Employment Agreement (the “Restated Labovitz Employment Agreement”). The Restated Labovitz Employment Agreement restates in its entirety the Executive Employment Agreement between the Company and Mr. Labovitz, dated as of July 8, 2024 (the “Prior Agreement”), and amends the Prior Agreement to provide, among other things, that Mr. Labovitz will be eligible to earn a one-time cash bonus in the amount of $2,000,000, payable on April 1, 2027, subject to his continued employment with the Company through such date (the “special bonus”). If not previously paid, Mr. Labovitz will be entitled to receive the special bonus if (i) he is terminated by the Company without Cause (as defined in the Restated Labovitz Employment Agreement) or (ii) at any time during a Change in Control Period (as defined in the Restated Labovitz Employment Agreement), his employment is terminated by the Company without Cause or by him with Good Reason (as defined in the Restated Labovitz Employment Agreement). The Restated Labovitz Employment Agreement also revises the timing during which Mr. Labovitz may provide notice of termination without Good Reason to be entitled to certain payments and benefits to on or after April 1, 2027, with 90 days’ notice, rather than after July 1, 2026 or during any renewal term, with 180 days’ notice, as provided in the Prior Agreement. It also amends the payments and benefits payable upon a Change in Control (as defined in the Restated Labovitz Employment Agreement) to require that there be both a Change in Control and Good Reason for Mr. Labovitz to be entitled to payments of two times his base salary, health and fringe and other benefits, accelerated vesting of all equity awards and the special bonus, if not previously paid. In addition, the Restated Labovitz Employment Agreement provides that Mr. Labovitz’s term of employment will automatically renew for successive one-year periods, unless Mr. Labovitz or the Company delivers a written notice of non-renewal to the other party at least 45 days prior to July 1 of each renewal term, rather than 90 days prior to each renewal term, as provided in the Prior Agreement.

The foregoing description of the Restated Labovitz Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Restated Labovitz Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

On February 12, 2026, the Company’s board of directors also approved a one-year extension of the initial term of the Executive Employment Agreement, dated as of November 21, 2024, between the Company and Daniel Swayze, the Company’s Chief Operating Officer, such that the initial term will expire on December 31, 2028 rather than on December 31, 2027. In addition, at the recommendation of the compensation committee, the board of directors approved retention equity awards for Mr. Swayze of 5,719 shares of time-based restricted stock to vest over three years from the date of grant, and 5,719 performance-based restricted stock units to vest based on the satisfaction of specified Company measures over the three-year period from January 1, 2026 to December 31, 2028.

Item 7.01 Regulation FD Disclosure.

On February 17, 2026, the Company issued a press release regarding Mr. Bowman’s retirement. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 and Exhibit 99.1 to this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Executive Employment Agreement, dated February 12, 2026, between Bowman Consulting Group Ltd. and Bruce Labovitz.

99.1	Bowman Consulting Group Ltd. press release dated February 17, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K other than statements of historical fact, including statements regarding Mr. Bowman’s intention to retire as Chief Executive Officer and from the Board, and the timing thereof; Mr. Bowman’s intention to continue to serve as the Company’s Chief Executive Officer until a successor is appointed and to serve as a senior advisor; and the Company’s future results of operations and financial position, business strategy and plans and objectives for future operations, and represent the Company’s views as of the date of this Current Report on Form 8-K. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” “goal” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to several assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release. Such factors include: (a) the board of directors’ ability to identify and engage a qualified Chief Executive Officer candidate with the necessary skills and experience in a timely manner or at all; disruption of the Company’s operations resulting from the departure of Mr. Bowman that could adversely impact a seamless transition, the Company’s changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for the Company’s services; (c) competitive pressures and trends in the Company’s industry and the Company’s ability to successfully compete with the Company’s competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. Actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements after the date of this Current Report on Form 8-K, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWMAN CONSULTING GROUP LTD.

Date: February 17, 2026	By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer